Testing the Waters Materials Related to Series #PUNK2981

From the Rally App:

#PUNK2981

WELDING GOGGLES CRYPTOPUNK #2981 (NFT)

THIS INITIAL OFFERING IS COMING SOON!

CURRENT VALUE: $310,000

OFFERING FOR THIS ASSET IS NOT YET SCHEDULED. CHECK BACK SOON

DETAILS GALLERY LEGAL

#PUNK2981

WELDING GOGGLES CRYPTOPUNK #2981 (NFT)

C.O.A. | SPECS

FINANCIALS

Initial Offering Share Price	$5.00
Number of Shares	62,000
Initial Offering Market Cap.	$310,000
Storage Location	Rally MetaMask Institutional Wallet

#PUNK2981 | $310K

COMPARABLE ASSET VALUE

ASSET VALUE

+2054920.6%

TRANSACTIONS

75

The interactive Comparable Asset Value Chart (the “Chart”) plots historical sales of assets comparable to the Underlying Asset, showing price values on the vertical axis against time on the horizontal axis.  The prices reflected on the Chart are not adjusted for inflation.  Users of the Platform can opt to display varying ranges of time on the Chart’s horizontal axis, from one month to one year or longer to the extent such data are available.  By hovering over the points on the Chart, users can view price and date of sale represented by each point.

Comparable Asset	Date	Sale Price	Source/ Sale Venue
CryptoPunk 5719	6/23/2017	$13.04	OpenSea.io Marketplace
CryptoPunk 9921	7/4/2017	$121.23	OpenSea.io Marketplace
CryptoPunk 6629	7/4/2017	$121.23	OpenSea.io Marketplace
CryptoPunk 2857	7/8/2017	$363.85	OpenSea.io Marketplace
CryptoPunk 9921	7/8/2017	$192.91	OpenSea.io Marketplace
CryptoPunk 5389	7/11/2017	$173.60	OpenSea.io Marketplace
CryptoPunk 9461	7/23/2017	$57.14	OpenSea.io Marketplace
CryptoPunk 6486	8/3/2017	$1,008.13	OpenSea.io Marketplace
CryptoPunk 6486	8/3/2017	$1,008.13	OpenSea.io Marketplace
CryptoPunk 9563	10/14/2017	$105.16	OpenSea.io Marketplace

CryptoPunk 5670	11/15/2017	$102.54	OpenSea.io Marketplace
CryptoPunk 6015	5/7/2018	$112.18	OpenSea.io Marketplace
CryptoPunk 1854	6/14/2018	$51.77	OpenSea.io Marketplace
CryptoPunk 6486	8/22/2018	$97.23	OpenSea.io Marketplace
CryptoPunk 5719	3/20/2019	$137.30	OpenSea.io Marketplace
CryptoPunk 9921	3/24/2019	$135.42	OpenSea.io Marketplace
CryptoPunk 9461	4/22/2019	$205.88	OpenSea.io Marketplace
CryptoPunk 3015	5/18/2019	$293.55	OpenSea.io Marketplace
CryptoPunk 6629	6/22/2019	$600.62	OpenSea.io Marketplace
CryptoPunk 6629	1/5/2020	$398.20	OpenSea.io Marketplace
CryptoPunk 9461	1/6/2020	$287.98	OpenSea.io Marketplace
CryptoPunk 9461	1/16/2020	$910.49	OpenSea.io Marketplace
CryptoPunk 6629	4/24/2020	$609.77	OpenSea.io Marketplace
CryptoPunk 7898	4/25/2020	$775.14	OpenSea.io Marketplace
CryptoPunk 4015	5/9/2020	$843.10	OpenSea.io Marketplace
CryptoPunk 8697	5/16/2020	$702.87	OpenSea.io Marketplace
CryptoPunk 2981	5/19/2020	$1,069.10	OpenSea.io Marketplace
CryptoPunk 3015	8/25/2020	$2,685.23	OpenSea.io Marketplace
CryptoPunk 7898	9/6/2020	$6,707.78	OpenSea.io Marketplace
CryptoPunk 8697	9/6/2020	$1,942.75	OpenSea.io Marketplace
CryptoPunk 5389	9/13/2020	$4,753.34	OpenSea.io Marketplace
CryptoPunk 8697	9/21/2020	$6,849.13	OpenSea.io Marketplace
CryptoPunk 7563	12/6/2020	$12,044.94	OpenSea.io Marketplace
CryptoPunk 7563	12/24/2020	$12,299.06	OpenSea.io Marketplace
CryptoPunk 7563	1/7/2021	$34,166.00	OpenSea.io Marketplace
CryptoPunk 8906	1/30/2021	$34,496.71	OpenSea.io Marketplace
CryptoPunk 9325	2/2/2021	$38,104.21	OpenSea.io Marketplace
CryptoPunk 2394	2/4/2021	$47,045.63	OpenSea.io Marketplace
CryptoPunk 2981	2/13/2021	$40,936.79	OpenSea.io Marketplace
CryptoPunk 3015	2/14/2021	$108,694.00	OpenSea.io Marketplace
CryptoPunk 9258	2/14/2021	$50,723.87	OpenSea.io Marketplace
CryptoPunk 2394	2/15/2021	$53,071.78	OpenSea.io Marketplace
CryptoPunk 9258	2/21/2021	$96,694.19	OpenSea.io Marketplace
CryptoPunk 1162	2/21/2021	$90,892.54	OpenSea.io Marketplace
CryptoPunk 2394	2/21/2021	$90,892.54	OpenSea.io Marketplace
CryptoPunk 8906	2/21/2021	$87,024.77	OpenSea.io Marketplace
CryptoPunk 5389	2/22/2021	$141,696.69	OpenSea.io Marketplace
CryptoPunk 4393	2/25/2021	$74,573.19	OpenSea.io Marketplace
CryptoPunk 7074	2/28/2021	$64,142.36	OpenSea.io Marketplace

CryptoPunk 9325	3/12/2021	$88,425.18	OpenSea.io Marketplace
CryptoPunk 1513	3/12/2021	$84,888.17	OpenSea.io Marketplace
CryptoPunk 7074	3/13/2021	$100,214.79	OpenSea.io Marketplace
CryptoPunk 8906	3/15/2021	$107,814.31	OpenSea.io Marketplace
CryptoPunk 8906	3/15/2021	$93,439.07	OpenSea.io Marketplace
CryptoPunk 1513	3/15/2021	$92,540.61	OpenSea.io Marketplace
CryptoPunk 9064	3/23/2021	$113,662.43	OpenSea.io Marketplace
CryptoPunk 9572	3/24/2021	$55,540.88	OpenSea.io Marketplace
CryptoPunk 1513	4/8/2021	$91,026.75	OpenSea.io Marketplace
CryptoPunk 2981	4/9/2021	$99,494.36	OpenSea.io Marketplace
CryptoPunk 8697	4/9/2021	$91,456.20	OpenSea.io Marketplace
CryptoPunk 9461	4/20/2021	$95,419.50	OpenSea.io Marketplace
CryptoPunk 1513	4/21/2021	$116,401.97	OpenSea.io Marketplace
CryptoPunk 9572	4/27/2021	$126,277.68	OpenSea.io Marketplace
CryptoPunk 9332	5/8/2021	$330,850.11	OpenSea.io Marketplace
CryptoPunk 9332	5/13/2021	$170,946.60	OpenSea.io Marketplace
CryptoPunk 1162	5/24/2021	$252,650.76	OpenSea.io Marketplace
CryptoPunk 9572	5/28/2021	$104,237.93	OpenSea.io Marketplace
CryptoPunk 9332	7/6/2021	$111,867.63	OpenSea.io Marketplace
CryptoPunk 9325	7/16/2021	$96,486.12	OpenSea.io Marketplace
CryptoPunk 8697	7/30/2021	$114,914.24	OpenSea.io Marketplace
CryptoPunk 9461	8/1/2021	$205,589.60	OpenSea.io Marketplace
CryptoPunk 8461	8/1/2021	$182,335.56	OpenSea.io Marketplace
CryptoPunk 6099	8/1/2021	$176,442.36	OpenSea.io Marketplace
CryptoPunk 9572	8/1/2021	$166,837.00	OpenSea.io Marketplace
CryptoPunk 9258	8/3/2021	$217,981.44	OpenSea.io Marketplace
CryptoPunk 3015	8/4/2021	$319,607.80	OpenSea.io Marketplace
CryptoPunk 8096	8/9/2021	$373,460.30	OpenSea.io Marketplace
CryptoPunk 6099	8/23/2021	$349,717.80	OpenSea.io Marketplace
CryptoPunk 6348	8/28/2021	$534,534.25	OpenSea.io Marketplace
CryptoPunk 6099	9/7/2021	$400,364.28	OpenSea.io Marketplace
CryptoPunk 8697	9/16/2021	$571,096.64	OpenSea.io Marketplace
CryptoPunk 9461	9/20/2021	$539,082.26	OpenSea.io Marketplace
CryptoPunk 6099	9/25/2021	$439,914.58	OpenSea.io Marketplace
CryptoPunk 6099	12/1/2021	$473,581.37	OpenSea.io Marketplace
CryptoPunk 8096	12/1/2021	$387,215.53	OpenSea.io Marketplace
CryptoPunk 5389	12/25/2021	$401,314.90	OpenSea.io Marketplace
CryptoPunk 9572	1/21/2022	$180,768.40	OpenSea.io Marketplace
CryptoPunk 8461	1/24/2022	$233,766.42	OpenSea.io Marketplace

CryptoPunk 2981	1/25/2022	$213,065.94	OpenSea.io Marketplace
CryptoPunk 3015	1/28/2022	$305,981.68	OpenSea.io Marketplace
CryptoPunk 9572	1/31/2022	$267,974.69	OpenSea.io Marketplace

#PUNK2981

WELDING GOGGLES CRYPTOPUNK #2981 (NFT)

With over $2B in volume since its 2017 launch, the CryptoPunks collection has consistently remained atop the all-time OpenSea NFT rankings. As one of the earliest NFTs, its status as a blue-chip collection continues to grow alongside the rise of the overall NFT market. #PUNK2981 is CryptoPunk #2981. As a Female Punk with Welding Goggles (found in just 0.86% of Punks) and Mohawk Thin, #PUNK2981 is among the top 11.5% rarest Punks according to Rarity Tools.

BROWSE ALL DETAILS ›

#PUNK2981 | *Timeline*

Jun. 2017	Larva Labs releases 10,000 CryptoPunks available for free to anyone with an Ethereum wallet. Ethereum address 0x470e9b claims #PUNK2981.
Jan. 2018	The New York Times asks "Will Cryptocurrencies Be the Art Market's Next Big Thing?" The piece explains that at the time of writing "Coveted "punks" are now selling for 10 Ether, or about $13,500."
Sep. 2019	PBS publishes a story titled: "How blockchain technology could revolutionize the art market."
May. 2020	#PUNK2981 is sold for 5 ETH ($1,071).

DESCRIPTION OF SERIES CRYPTOPUNK 2981 NFT

Investment Overview

•Upon completion of the Series #PUNK2981 Offering, Series #PUNK2981 will purchase a Number 2981 CryptoPunk NFT with Welding Goggles for Series #PUNK2981 (The “Series CryptoPunk 2981 NFT” or the “Underlying Asset” with respect to Series #PUNK2981, as applicable), the specifications of which are set forth below.

•Non-fungible tokens (NFT) are unique digital assets that exist on a blockchain (a distributed public ledger) and are used to represent tangible and intangible items such as art, sports highlights, and virtual avatars.

•CryptoPunks are a collection of 10,000 uniquely generated collectible characters with proof of ownership stored on the Ethereum blockchain.

•The Underlying Asset is a Number 2981 CryptoPunk NFT with Welding Goggles.

Asset Description

Overview & Authentication

•In June of 2017, the founders of Larva Labs, Matt Hall and John Watkinson, released 10,000 CryptoPunks to the public. Each CryptoPunk character was generated algorithmically from a set of templates, creating unique characters with varying levels of rarity and characteristics.

•The CryptoPunks were released for free (not including the transaction fees) and could be claimed by anyone with an Ethereum wallet.

•Hall told Mashable.com in 2017 that the project was “conceived to test out some of the dynamics of scarcity and demand.”

•There are five different CryptoPunk types. The rarest is Alien (9 total), followed by Ape (24 total), Zombie (88 total), Female (3,840 total), and the least rare, Male (6,039 total).

•CryptoPunks can be bought and sold via a marketplace embedded in the blockchain. Buyers use the crypto currency Ethereum to transact.

•The record sale for a CryptoPunk occurred on June 10, 2021. Shalom Mackenzie (the largest shareholder in DraftKings) purchased a CryptoPunk for over $11.7 million in a Sotheby’s auction. The CryptoPunk purchased by Mackenzie was an Alien Punk — the rarest of the five Punk Types.

•As of February 4th, 2022, CryptoPunks is the 1st ranked of the top NFTs on OpenSea of all time, ranked by volume, floor price, and other statistics.

•According to Crypto Slam, there has been nearly 700,000 ETH (~$2B) in total CryptoPunk sales volume since the project’s creation in June 2017.

•The Underlying Asset is accompanied by proof of ownership stored on the Ethereum blockchain.

Notable Features

•The Underlying Asset is CryptoPunk #2981.

•The Underlying Asset has two accessories: Welding Goggles and Mohawk Thin.

•The Underlying Asset was first claimed on June 23, 2017, by ETH wallet 0x470e9b.

•The Underlying Asset was sold on May 19, 2020, for 5 ETH ($1,071) to ETH wallet PB.

•The Underlying Asset was sold on February 13, 2021, for 22.5 ETH ($41,891) to ETH wallet scalynelson.

•The Underlying Asset was sold on April 9, 2021, for 47 ETH ($97,837) to ETH wallet billbraskey.

•The Underlying Asset was sold on January 25, 2022, for 88 ETH ($212,359) to ETH wallet apesandpunks.

•The Underlying Asset is the 1,146th rarest CryptoPunk according to Rarity Tools.

Notable Defects

•The Underlying Asset is consistent with the description provided by Larva Labs and proof of ownership stored on the Ethereum blockchain.

Details

Series CryptoPunk 2981 NFT
Creator	Larva Labs
NFT	CryptoPunk
Number	2981
Type	Male
Type Rarity	1 of 3,840 (Female)
Attribute	Welding Goggles
Attribute Rarity	1 of 86 (Welding Goggles)
Attribute	Mohawk Thin
Attribute Rarity	1 of 441 (Mohawk Thin)
Rarity Score	161.46
Proof of Ownership	Ethereum Blockchain

Depreciation

The Company treats Memorabilia Assets as collectible and therefore will not depreciate or amortize the Series CryptoPunk 2981 NFT going forward.